EXHIBIT 99.1

News Release

Cougar Biotechnology Announces $87 Million Private Placement

Los Angeles, CA, December 17, 2007 – Cougar Biotechnology, Inc. (NASDAQ: CGRB) announced today it has entered into definitive agreements with institutional investors to sell in a private placement 3.0 million shares of its common stock at a price of $29 per share, resulting in gross proceeds to the company of $87 million, before deducting placement agent fees and other offering expenses. The closing of the offering is subject to certain conditions, and is expected to occur on December 20, 2007. Leerink Swann LLC served as lead placement agent for the offering with Cowen and Company and Lazard Frères & Co. LLC acting as co-placement agents.

Proceeds from the financing will be used primarily for ongoing clinical development of Cougar’s drug candidates including CB7630 (abiraterone acetate), CB3304 (noscapine) and CB1089 (seocalcitol).

The offer and sale of the shares have not been registered under the Securities Act of 1933, as amended, and the shares may not be offered or sold in the United States absent registration under such act and applicable state securities laws or an applicable exemption from those registration requirements. Cougar has agreed to file a registration statement covering the resale of the common stock issued in the private placement. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Cougar Biotechnology

Cougar Biotechnology, Inc. is a Los Angeles-based biotechnology company established to in-license and develop clinical stage drugs, with a specific focus on the field of oncology. Cougar’s oncology portfolio includes CB7630, a targeted inhibitor of the 17-alpha hydroxylase/c17,20 lyase enzyme, which is currently being tested in Phase II clinical trials in prostate cancer; CB3304, an inhibitor of microtubule dynamics, which is currently in a Phase I trial in hematological malignancies and CB1089, an analog of vitamin D, which has been clinically tested in a number of solid tumor types.

Further information about Cougar Biotechnology can be found at www.cougarbiotechnology.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “expects,” “plans,” “believes,” “intends,” and similar words or phrases. These forward-looking statements include, without limitation, statements related the expected initiation of a Phase I clinical trial of CB3304. Such statements involve risks and uncertainties that could cause Cougar’s actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks and uncertainties inherent in clinical trials, and drug development and commercialization. For a discussion of these and other factors, please refer to Cougar’s annual report on Form 10-KSB for the year ended December 31, 2006 as well as other subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and Cougar undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

Contacts:

Cougar Biotechnology, Inc., +1-310-943-8040	Russo Partners, LLC
Alan H. Auerbach, Chief Executive Officer and President ahauerbach@cougarbiotechnology.com	David Schull, +1-212-845-4271 David.schull@russopartnersllc.com
Mariann Ohanesian, Director of Investor Relations mohanesian@cougarbiotechnology.com	Andreas Marathovouniotis, +1-212-845-4253 Andreas.marathis@russopartners.com

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